UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2011

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 2.01                      Completion of Acquisition or Dispositions of Assets

    On June 6, 2011 (the “Closing Date”), pursuant to the previously announced Share Purchase Agreement dated as of May 2, 2011 among VSE Corporation ("VSE" ), Wheeler Bros., Inc. (“WBI”), WBI shareholders Joan Wheeler, Edward Miller, Jean Joanne Miller, Barbara W. Davies, Randy A. Davies, David L. Wheeler, Harold (Pete) Wheeler III, Debra J. Wheeler, Paul Wheeler, Stacy Wheeler and Linda Wheeler Suter (“Sellers”), and Randy A. Davies as Sellers’ Representative (the “Purchase Agreement”), VSE completed its acquisition of WBI (the “Acquisition”).

    WBI is headquartered in Somerset, PA and has approximately 185 employees.  WBI commenced business as a parts supplier to commercial trucking companies and subsequently entered the U.S. Department of Defense market.  Subsequently, WBI commenced selling vehicle parts to the U.S. Postal Service, which has the largest truck fleet in the world.

    Pursuant to the Purchase Agreement, VSE acquired all of WBI’s outstanding capital stock from Sellers for an initial purchase price of approximately $180 million in cash, subject to adjustment based on closing net working capital, with the potential additional payments of up to $40 million, if certain financial targets are met during the first four years after the closing of the Acquisition.  As contemplated by the Purchase Agreement,  $18 million of the initial purchase price was deposited with an escrow agent to hold and disburse pursuant to an escrow agreement. Upon expiration of the first 18 months after the Closing Date, such amount of the escrow, if any, that exceeds the sum of VSE’s then pending indemnification claims and $4.5 million, will be released to Sellers. After the third anniversary of the Closing Date, any remaining balance of the escrow, less any then pending VSE indemnification claims will be distributed to Sellers.

    As part of the Acquisition VSE entered into three-year employment agreements with David Wheeler, WBI’s Chief Executive Officer, and Randy Davies, currently Vice President of Operations, who will become WBI’s President and Chief Operating Officer, as well as employment agreements with four other WBI officers.  Also as part of the Acquisition, WBI entered into four long-term leases with two entities, which are totally or substantially owned by Sellers and their family members, for the headquarters and other facilities in Somerset, PA.  WBI has been leasing such properties from the two entities.  The current aggregate rent under WBI’s four new leases is approximately $860 thousand per annum.

    The foregoing summary of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is an exhibit to VSE’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2011.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

    On  June 6, 2011, VSE and its wholly owned subsidiaries, including WBI (collectively, the “Borrowers”) entered into a Second Amended and Restated Business Loan and Security Agreement (the “Current Loan Agreement”) with Citizens Bank of Pennsylvania and a syndicate of six other banks ( “Lenders”). The Loan Agreement amends and restates VSE’s prior  Amended and Restated Business Loan Agreement dated as of August 19, 2010 with Citizens Bank of Pennsylvania (the Previous Loan Agreement”) in its entirety. VSE entered into  the Current Loan Agreement  to refinance its outstanding debt under the Previous Loan Agreement, to finance its acquisition of WBI, and to have a working capital facility for letters of credit, capital expenditures and general corporate purposes.  As of the close of business on June 7, 2011, the Borrowers’ outstanding indebtedness under the Current Loan Agreement totaled $125 million under the term facility and approximately $80 million under the revolving facility.

    The Current Loan Agreement includes: (a) a term facility in the initial principal amount of $125 million and required principal payments over a five- year period that are greater in the later years than in the earlier years; (b) a revolving facility with a commitment amount of $125 million that includes a sub-limit of $15 million for letters of credit, and an incremental revolving commitment of up to an additional $50 million for a potential maximum revolving credit amount of $175 million; (c) interest rate elections on both the term facility and revolving facility for LIBOR rate based interest rates and other interest rates; (d) an unused commitment fee on the unused portion of the revolving facility; (e) a requirement to hedge the rate of interest on 50% of the outstanding amount of the term facility during the first three years; and, (f) a maturity date for both the term facility and the revolving facility of June 6, 2016.

    The Current Loan Agreement is secured by substantially all of the assets of the Borrowers and contains certain financial covenants, including not incurring negative net income for any fiscal quarter, and a total funded debt to EBITDA ratio, fixed charge coverage ratio and asset coverage test, customary representations and warranties, and other affirmative and negative covenants. These include limitations or restrictions on  indebtedness, change of control of VSE or any of its subsidiaries, purchases of VSE’s common stock, payment of cash dividends in excess of $3 million in any fiscal year, loans or advances from the Borrowers, bid and performance bonds, capital expenditures, financial product obligations, asset dispositions, and acquisitions. The Current Loan Agreement defines events of default and acceleration provisions.

    The foregoing description of the Current Loan Agreement does not constitute a complete summary of its terms and conditions, and reference is made to the complete text of the Current Loan Agreement that is attached hereto as Exhibit 10.1.

Item 7.01                      Regulation FD Disclosure

On June 6, 2011, VSE issued a press release that announced the closing of VSE’s acquisition of WBI.  The press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after June 9, 2011.

(b)           Pro Forma Financial Information

The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after June 9, 2011.

(d)           Exhibits

Exhibit Number	Description

10.1*	Second Amended and Restated Business Loan and Security Agreement, dated as of June 6, 2011, by and among VSE Corporation and subsidiaries, Citizens Bank of Pennsylvania, and other Lenders.

99.1	Press release dated June 6, 2011 announcing “VSE Corporation Closes on Wheeler Bros., Inc. Acquisition.”

*The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: June 9, 2011	/s/ T. R. Loftus
T. R. Loftus
Executive Vice President and Chief Financial Officer